Shanghai Broad-Band Network Inc.

CONTRACT
I.	General Provision
II.	The names, the counties of registration, the legal addresses of parties to the joint venture and the names, professions and nationalities of the legal representatives thereof
III.	Name of the joint venture, its legal address, purpose and the scope and scale of business
IV.

Total amount of investment and registered capital of the joint venture, investment contributed by the parties to the joint venture, each party's investment proportion, forms of investment, the time limit for contributing investment, stipulations concerning incomplete contributions and assignment of investment

V.	The ratio of profit distribution and losses to be borne by each party
VI.

The composition of the board of directors, the distribution of the number of the directors and the responsibilities, powers, and means of employment of the general manager, deputy general manager and high-ranking management personnel

VII.	The main production equipment and technology to be adopted and their source of supply
VIII.	The ways and means of selling products
IX.	Arrangement for income and expenditure of foreign currency
X.	Labour Management
XI.	Finance, Taxes and Audit
XII.	The Duration of the Joint Venture, its dissolution and Liquidation and The Disposal of Assets after Expiration of the Duration
XIII.	Insurance
XIV.	The Amendment, Alternation and Discharge of the Contract
XV.	Liabilities for Breach of Contract
XVI.	Force Majeure
XVII.	Applicable Law
XVIII.	Settlement of Disputes
XIX.	Language
XX.	Effectiveness of the Contract and Miscellany

I. General Provision

In accordance with The Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment and other relevant Chinese laws and regulations, Shanghai Information Tower Enterprise Development Ltd and Shanghai Municipal Information Office Technology center and Merendon International, Inc abhering to the principle of equality and mutual benefit and through friendly consultations, agree to jointly invest to set up a joint venture enterprises in PuDong Shanghai the People's Republic of China. The Contract is worked out hereunder.

II. The names, the counties of registration, the legal addresses of parties to the joint venture and the names, professions and nationalities of the legal representative thereof.

Shanghai Broad-Band Network Inc is composed of three parties,

1. Shanghai Information Tower Enterprise Development Ltd.

The country of registration is China.

Registered address is 1399 MinSheng Road Shanghai

Legal Representative: Name: TuWenChao

Position: the chairman of the board

Nationality: China

2. Shanghai Municipal Information Office Technology Center

The country of registration is China.

Registration address is 1399 MinShen Road Shanghai

Legal representative: Name: XuYunCai

Position: director

Nationality: China

3. Merendon International, Inc.

The country of registration is U.S.A.

Registered address is 3930 HOWARD HUGHES PKWY SUITE 100 LAS

VEGAS, NENADA U.S.A.

Legal representative: Name: YuGuoZhang

Position: President and concurrently CEO

Nationality: Canada

III. Name of the joint venture, its legal address, purpose and the scope and scale of business.

The name of the joint venture company set up by three parties is Shanghai Broad-Band Network Inc

The registered address of the company is 498 GuoShouJing Road PuDong Software Park A-83 PuDong Shanghai

The purpose of the joint venture company is to aim at international and domestic advanced information technology and application, the exploitation of relevant software and application, advance the development of Shanghai's and domestic information and application of network.

The business scope of company is the Application Service Provider of Broad-Band Network, the technological exploitation of Broad-Bank application software, Broad-Band Network system integration, the introduction and development of Broad-Band Network technology and its products, Broad-Band information service, etc.

After the company is set up, the projects development in Shanghai and other regions recently are:

1.	Equipment Development Service of IP Broad-Band Network
2.	Application Service Provider of IP Broad-Band Network
3.	Phonetic Service System of IP Broad-Band Network
4.	Education Center on Line of IP Broad-Band Network
5.	E-commerce Center on line of IP Broad-Band Network
6.	Video Center on line of IP Broad-Band Network

IV. Total amount of investment and registered capital of the joint venture, investment contributed by the parties to the joint venture, each party's investment proportion, forms of investment, the time limit for contributing investment, stipulations concerning incomplete contributions and assignment of investment

The total amount of investment of the company in the first phase is 1,420,000 dollars. Its registered capital is 1,000,000 dollars.

Shanghai Information tower Enterprise Development Ltd.	5%
Shanghai Municipal Information Office Technology center	20%
Merendon International, Inc	75%

Shanghai Information Tower Enterprise Development Ltd and Shanghai Municipal Information Office Technology center convert into RMB according to the official rates of exchange announced by the China People Bank on the day of conversion invest in RMB funds. Merendon International, Inc invests in dollar remittance. Parties shall pay off their respective investment amount within one month. Should one party fail to pay on schedule the contributions except that parties, through consultation, agree. The breaching party shall make the compensation for the losses caused by being in arrears with the contributions.

V. The ratio of profit distribution and losses to be borne by each party

Parties to the joint venture agree to share profits and losses in accordance with the investment proportion except through consultations having another method later.

VI. The composition of the board of directors, the distribution of the number of directors and the responsibilities, powers, and means of employment of the general manager, deputy general manager and high-ranking management personnel

The board of directors are composed of seven directors, of which two shall be appointed by Shanghai Information tower Enterprise Development Ltd, four by Merendon International, Inc and one by Shanghai Municipal Information Office Technology center.

The company shall have a general manager, a standing deputy general manager, a deputy general manager, finance manager. Above people will be engaged through consultations of the board of directors, other high-ranking management personnel nominated by the general manager or standing deputy general manager, deputy general manager shall be reported to the board of directors for engagement.

The general manager shall preside over the daily production, operation and management of the company, organize and carry out the decisions and annual operation plan and investment programme, draw up the establishment programme of internal management organization and basic management rules.

The standing deputy general manager and deputy general managers shall assist the general manager in his work and act as the agent of the general manager during his absence and preside over the daily affairs of the company.

VII. The main production equipment and technology to be adopted and their source of supply.

Shanghai Broad-Band Network Inc is mainly engaged in Application Service Provider on Broad-Band Network. The purpose is to introduce high-class Broad-Band information technology to raise the technological application level of Broad-band Network in Shanghai.

The main equipment adopted by Shanghai Broad-Band Network Inc is:

1. The internal Broad-Band Network equipment of the company IBM Netfinity 7000 Server can provide the web support on Broad-Band Network, SGI )S2 Server can provide the compression and play of video frequency on Broad-Band Network, CISCO Router supports the connect of fiber module.

Above equipment comes from famous American computer company IBM SGI and CISCO.

2. The Broad-Band application equipment to develop of the company

The forms of Broad-Band connect now are TV TOPBOX, CABLE MODEM, LAN, ASDL, WAP, etc. We recommend two advanced Broad-Band equipment

A. CABLE MODEM connection with MODEM through CATV interface makes PC browse through the information on Broad-Band Network. Its speed of surfing the web is greatly higher than ordinary MODEM. Moreover, it doesn't need the connection with telephone. The design of advanced Asynchronous Permutable Pattern hasn't been finalized in China. America and Canada have the technological advantage in this sector now.

B. IP Broad-Band Wirelessly Connect Router Waverider

Waverider IP Broad-Band Wirelessly Connect Router is the high-tech product of Canada ChiBo Communication Company. It adopts recti-prolegomenona, jumping frequency, expanding frequency technology and can run on a non-permissible 2.4GH2 ISM frequency band, heighten the functions of IP group network and router and enhance the extension of wireless internet transmission efficiency and security greatly. It is suitable for wireless internet, Wireless International Service Provider and some big groups users and has a good cost performance.

VIII. The ways and means of selling products

1.	Agency sales
2.	Distribution
3.	Wholesale and Retail

IX. Arrangements for income and expenditure of foreign currency

The software exploited by the company and other products designed by the company will be extended to Shanghai's and domestic market first, then be extended to international market. Strive for the balance between the Foreign Exchange income and expenses.

X. Labour Management

Labour contract concerning the recruitment, employment, dismissal and resignation , wages, labour insurance, welfare, rewards, penalty and other matters concerning the staff and workers of the joint venture company shall be drawn up between the joint venture company and the Trade Union of the Joint venture company as a whole or individual employees in accordance with the Regulations of the People's Republic of China on Labour Management in Joint Ventures using Chinese and Foreign Investment and its implementation rules.

The appointment of high-ranking administrative personnel recommended by parties , their salaries, social insurance, welfare and the standard of traveling expenses, etc. Shall be decided by the meeting of the board of directors.

XI. Finance, Taxes and Audit

Joint venture company shall pay taxes in accordance with the stipulations of Chinese Laws and other relative regulations

Staff members and workers of the joint venture company shall pay individual income tax according to the Individual Income Tax Law of the People's Republic of China.

Allocations for reserve funds, expansion funds of the joint venture company and welfare funds and funds and bonuses for staff and workers shall be set aside in accordance with the stipulations "in the Law of the People's republic of China on Joint Ventures Using Chinese and

Foreign Investment". The annual proportion of allocations shall be decided by the boars of directors according to the business situations of the joint venture company.

The fiscal year of the joint venture company shall be written in Chinese (Note: A foreign Language can be used concurrently with mutual consent.)

Financial checking and examination of the joint venture company shall be conducted by an auditor registered in China and reports shall be submitted to the board of directors and the general manager.

In the first three months of each fiscal year, the general manager shall prepare precious year's balance sheet, profit and loss statement and proposal regarding the disposal of profits and submit them to the board of directors for examination and approval.

XII. The Duration of the Joint Venture, its dissolution and Liquidation and the Disposal of Assets after Expiration of the Duration

A company may be dissolved in the following situations:

1.	Termination of duration stipulated by the articles of association or occurrence of other reasons for dissolution prescribed by the articles of association.
2.	Decision to dissolve made by the board of stockholders
3.	Needed for merger and division of the company

Company dissolving accotding to above situations shall set up the liquidation committee. The composition, responsibilities and powers rights of the liquidation committee and relevant issues shall be carried out in accordance with Article191 to 198 of the Company Law of the People's Republic of China.

Upon the expiration of the duration or termination before the date of expiration of the joint venture, liquidation shall be carried out according to the relevant laws. The liquidation assets shall be distributed in accordance with the proportion of investment contributed by Part A, Party B and Party C.

XIII. Insurance

Insurance policies of the joint venture company on various kinds of risks shall be underwritten with the People's Republic of China. Types, value and duration of insurance shall be decided by the board of directors in accordance with the stipulations of the People's Insurance Company of China.

XIV. The Amendment, Alteration and Discharge of the Contract

The amendment of the contract or other appendices shall come into force only after the written agreement is signed by Party A and Party B and approved by the original and approval authority.

In case of inability to fulfill contract or to continue operation due to heavy losses in successive years as a result of force majeure, the duration of the joint venture and the contract shall be terminated before the time of expiration after being unanimously agreed upon by the board of directors and approved by the original examination and approval authority.

Should the joint venture company be unable to continue its operations or achieve the business purpose stipulated in the contract due to the fact that one of9 the contracting parties fails to fulfill the obligations prescribed by the contract and articles of association, or seriously violates the stipulations of the contract and articles of association, that party shall be deemed as unilaterally termination the contract. The other party shall have the right to terminate the contract in accordance with the provisions of the contract after being approved by the original examination and approval authority as well as to claim damages. In case Party A and Party B of the joint venture company agree to continue the operation, the party who fails to fulfill the obligations shall be liable to the economic losses thus caused to the joint venture company.

XV. Liabilities for Breach of Contract

Should either Party A or Party B fail to Pay on schedule the contributions in accordance with the provisions defined in Chapter 5 of this contract, the breaching party shall pay to the other party ___/___% of the contribution starting form the first month after exceeding the time limit. Should the breaching party fail to pay after 3 months, ____ % of the contribution shall be paid to the other party, who shall have the right to terminate the contract and to claim damages to the breaching party in accordance with the stipulations in Article 53 of this contract.

Should all or part of the contract and its appendices be unable to be fulfilled owing to the fault of one party, the breaching party shall bear the responsibilities thus caused. Should it be the fault of both parties, they shall bear their respective responsibilities thus caused. Should it be the fault of both parties, they shall bear their respective responsibilities according to actual situations.

XVI. Force Majeure

Should either of the parties to the contract be prevented from executing the contract by force majeure, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by cable without any delay, and within 15 days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public notary organization for explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultation, decide whether to terminate the contract or to exempt the part of obligations for implementation of the contract or whether to delay the execution of the contract according to the effects of the events on the performance of the contract.

XVII. Applicable Law

The formation of this contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the related laws of the People's Republic of China.

XVIII. Settlement of Disputes

Any disputes arising from the execution of, or in connection with, the contract shall be settled through friendly consultations between parties. In case no settlement can be reached through consultations, the disputes shall be submitted to the China International Economic and Trade Arbitration Commission Shanghai Branch for arbitration in accordance with its rules of procedure. The arbitral award is final and binding upon both parties.

Or

Any disputes arising from the execution of, or in connection with, the contract shall be settled through friendly consultations between both parties. In case no settlement can be reached through consultations, the disputes shall be submitted to ______ Arbitration Organization in

____________ for arbitration in accordance with its rules of procedure. The arbitral award is final and binding upon parties.

Or

Any dispute arising from the execution of, or in connection with, the contract shall be settled through friendly consultations between parties. In case no settlement can be reached through consultations, the disputes shall be submitted for arbitration.

Arbitration shall take place in the defendant's country.

If in China, arbitration shall be conducted by the Foreign Economic and Trade Arbitration Commission of the China Council for the Promotion of International Trade in accordance with its rules of procedure.

If in _________, the arbitration shall be conducted by ____________ in accordance with its rules of procedure.

The arbitral award is final and binding on parties.

(Noted: When formulating contracts, only one of the abovementioned provisions can be used.)

During the arbitration, the contract shall be executed continuously by parties except for matters in dispute.

XIX. Language

The contract shall b e written in Chines version and in __________ version. Both languages are equally authentic. In the event of any discrepancy between the two aforementioned versions, the Chinese version shall prevail.

XXIV. Effectiveness of the Contract and Miscellany

The appendices drawn up in accordance with the principles of this contract, including the articles of association, the project agreement, the technology transfer agreement, the sales agreement . . .

The contract and its appendices shall come into force beginning from the date of approval by the Ministry of Foreign Economic Relations and Trade of the People's Republic of China (or its entrusted examination and approval authority)

Should notices in connection with any party's rights and obligations be sent by either Party A or Party B and Party C by telegram or telex, etc., the written letter notices shall be also required afterwards. The legal addresses of Party A and Party B and Party C listed in this contract shall be the posting addresses.

The contract is signed in of China by the authorized representatives of parties on 8, 23, 2000

For representative of Shanghai Information Tower Enterprise Development Ltd.
(Signature) /s/signed

For representative of Shanghai Information Office Technology Center
(Signature) /s/signed

For representative of Merendon International, Inc.
(Signature) /s/signed

August 23, 2000

Shanghai Broad-Band Network Inc.

Articles of association
I.	General Provision
II.	The name of the joint venture and its legal address
III.	The purpose, business scope and duration of the joint venture
IV.	The names, countries if registration and legal addresses of parties tot he joint venture and the names, professions and nationalities of the legal representatives thereof
V.

The total amount of investment , registered capital of the joint venture each party's investment proportion, stipulation concerning the assignment of investment , the ration of profit distribution and losses to be borne by parties to the joint venture

VI.	The composition of the board of directors, its responsibilities powers and rules of procedure, the term of office of the directors and the responsibilities if its chairman and vice-chairman
VII.

The setting up of management organizations, rules for handling routine affairs, the responsibilities of the general manager, deputy general manager and other high-ranking management personnel and the method of their appointment and dismissal

VIII.	Finance and Accounting
IX.	Staff and workers
X.	Termination and Liquidation
XI.	Supplementary Articles

I. General Provision

In accordance with the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment and the Contract signed by Shanghai Information Tower Enterprise Development Ltd. Shanghai Municipal Information Office Technology Center and Merendon International, Inc in Shanghai China on August _________ 2000 to jointly invest to set up Shanghai Broad-Band Network Inc, the articles of association hereby is formulated.

II. The name of the joint venture and its legal address

The name of the joint venture company set up by three parties is Shanghai Broad-Band Network Inc.

Country of registration is China.

Registered address is 498 GuoShouJing Road PuDong Software Park A-83 PuDong Shanghai.

III. The purpose, business scope and duration of the joint venture

The purpose of the joint venture company is to aim at international and domestic advanced information technology and application, the exploitation of relevant software and application, advance the development of Shanghai's and domestic information and application of network. The business scope of company is the Application Service Provider of Broad-Band Network, the technological exploitation of Broad-Band application software, Broad-Band Network system integration, the introduction and development of Broad-Band Network technology and its productions, Broad-Band information service, etc.

After the company is set up, the projects developed in Shanghai and other regions recently are:

7.	Equipment Development Service of IP Broad-Band Network
8.	Application Service Provider of IP Broad-Band Network
9.	Phonetic Service System of IP Broad-Band Network
10.	Education Center on Line of IP Broad-Band Network
11.	E-commerce Center on line of IP Broad-Band Network
12.	Video Center on line of IP Broad-Band Network

The duration of the joint venture is twenty years.

IV. The names, countries if registration and legal addresses of parties to the joint venture and the names, professions and nationalities of the legal representatives thereof

Shanghai Broad-Band Network Inc is composed of three parties,

2. Shanghai Information tower Enterprise Development Ltd

The country of registration is China.

Registered address is 1399 MinSheng Road Shanghai

Legal representative: Name: TuWenChao

Position: the chairman of the board

Nationality: China

2. Shanghai Municipal Information Office Technology center

The country if registration is China.

Registered address is 1399 MinShen Road Shanghai

Legal representative: Name: XuYunCai

Position: director

Nationality: China

4. Merendon International, Inc

The country of registration is U.S.A.

Registered address is 3930 HOWARD HUGHES PKWY SUITE 100 LAS

VEGAS NENADA U.S.A.

Legal representative: Name: YuGuoZhang

Position: President and concurrently CEO

Nationality: Canada

V. The total amount of investment , registered capital of the joint venture each party's investment proportion, stipulation concerning the assignment of investment , the ratio of profit distribution and losses to be borne by parties to the joint venture

The total amount of investment of the company in the first phase is 1,420,000 dollars. Its registered capital is 1,000,000 dollars.

Shanghai Information tower Enterprise Development Ltd.	20%
Shanghai Municipal Information Office Technology center	5%
Merendon International, Inc	75%

Shanghai Information tower Enterprise Development Ltd and Shanghai Municipal Information Office Technology center convert into RMB according to the official rates of exchange announced by the China People Bank on the day of conversion invest in RMB funds. Merendon International, Inc. invests in dollar remittance. Parties shall pay off their respective investment amount within one month after the company is approved.

Parties can assign all on part of his investment subscribed to each other.

A stockholder's assigning his investment subscribed to the people other than the stockholders approval by over half of the total number of stockholders. The stockholder disapproving of the assignment shall purchase the contributions assigned. If the stockholders disapproving of the assignment don't purchase the contributions assigned. It is considered approving the assignment.

Under the same condition other stockholders have preemptive right to that contributions approved to assign by stockholders.

After a stockholder assigns his investment subscribed in accordance with law, the name, address and investment contributed of assignee will be recorded in stockholders' roll by the company.

Parties to the joint venture agree to share profits and losses in accordance with the proportion of the investment except through consultation having another method later.

VI. The composition of the board of directors, its responsibilities powers and rules of procedure, the term of office of the directors and the responsibilities of its chairman and vice-chairman.

The board of directors are composed of seven directors, of which two shall be appointed by Shanghai Information Tower Enterprise Development Ltd, one by Shanghai Municipal Information Office Technology Center, four by Merendon International, Inc.

The board of directors are responsible to the board of stockholders. Its functions are as follows:

1. Being in charge of calling the board of stockholders and reporting work to the board of stockholders.

2. Carrying out the decisions of the board of stockholders

3. Deciding the operation plan and investment programme of the company

4. Working out the annual financial budget programme and final accounts programme

5. Working out the profits sharing programme and programme for making up for losses

6. Working out the programme of increase or decrease of registered capital

7. Drawing up the merger, division, the change of form and dissolution programmme of the company

8. Deciding the establishment of internal management organization of the company

9. Engagement or dismissal of the general manager, deputy general managers. Engaging or dismissing treasurer according to the nomination of the general manager and deciding his wage.

10. Drawing up the basic management rules

Rules of procedure of the board of directors

1. The board of meeting shall be called and presided over by the chairman.

Should the chairman be unable to exercise his responsibilities owing to some special causes. The boarding meeting shall be called and presided over by the director designated by the chairman or other director. The board meeting may be convened based on a proposal made by more than one-third of the total number of directors. The board meeting shall be held with the presence of over two-thirds of the total number of directors.

2. Ordinary issues of company discussed by the board of directors are valid only when passed by over half of the total number of directors.

3. Decisions on the following items shall be made only after being unanimously agreed upon by the directors present at the board meeting;

1). Amendment of the articles of association of the joint venture

2). Termination and dissolution of the joint venture

3). Increase or assignment of the registered capital of the joint venture

4). Merger of the joint venture with other economic organizations

4. The board of directors adopt "one man, one ballot" system vote according to the procedure

5. Al the directors shall be notified seven days prior to the convention of a board meeting

6. Meeting records shall be made for decisions to the issues discussed of the board of directors and signed by all the attending directors

7. The general manager, deputy general managers and finance manager attend the board meeting as nonvoting delegates

The term of the office for the directors is three years. A director of the board may renew the term of the office when he is elected at expiration of the tern of office. Before the expiration of the tern of the office stockholders must not dismiss a director without reason.

The company has a honorary chairman.

8. Should a director be unable to attend the board meeting, he may present a proxy in written form to implement director's rights

VII. The setting up of management organizations, rules for handling routine affairs, the responsibilities of the general manager, deputy general manager and other high-ranking management personnel and the method of their appointment and dismissal

The company shall have one general manager, two to three deputy general managers, one finance manager and establish finance department and several business department (for example application service department, software exploitation department, Broad-Band Network department, technology supporting department, system engineering department, marketing department, etc.)

The general manager presides over daily affairs, the deputy general managers assist the general manager and are entrusted to preside over affairs. Should the general manager be absent.

The general manager is responsible to the board of directors and fulfill the following functions with the assistance of the deputy general managers

1. presiding over the production, operation management of the company, organizing and carrying out the decision of the board of directors

2. organizing and carrying out annual operation plan and investment programme of the company

3. drawing up the establishment programme of the internal management organization of the company

4. drawing up the basic management rules

5. working out the detailed articles of association of the company

6. engaging or dismissing the administrative officials except those shall be engaged or dismissed by the board of directors

7. other responsibilities and powers give by the articles of association and the bard directors of the company

VIII. Finance and Accounting

The finance and accounting of the joint venture company shall be handled in accordance with the Stipulations of the Finance and Accounting System, of the Joint Venture Using Chinese and Foreign Investment formulated by the Ministry of Finance of the People's Republic of China.

The fiscal year of the joint venture company shall coincide with the calendar year, i.e. from January 1 to December 31 on the Gregorian calendar.

All vouchers, account books, statistic statements and reports of the joint venture company shall be written in Chines.

The accounting of the joint venture company shall adopt the internationally used accrual basis and debit and credit accounting system in their work.

The following items shall be covered in the financial accounts books:

1. The amount of overall cash receipts and expense of the joint venture company;

2. All material purchasing and selling of the joint venture company;

3. The registered capital and debts situation of the joint venture company;

4. The time of payment, increase and assignment of the registered capital of the joint venture company.

The joint venture company shall work out the statement of assets and liabilities and losses and gains accounts of the past year in the first three months of each fiscal year, and submit to the board meeting for approval after being examined and sighed by the auditor.

Parties to the joint venture have the right to invite and auditor to undertake annual financial check and examination at their own expense. The joint venture company shall provide convenience for the checking and examination.

The depreciation period for the fixed assets of the joint venture company shall be decided by the board of directors in accordance with the Rules for the Implementation of the Income Tax Law of the People's Republic of China Concerning Joint Ventures with Chinese and Foreign Investment.

All matters concerning foreign exchange shall be handled in accordance with the Provisional Regulations for Exchange Control of the People's Republic of China, and other pertaining regulations as well as the stipulations of the joint venture contract.

IX. Staff and Workers

The employment, recruitment, dismissal and resignation of the staff and workers of the joint venture company and their salary, welfare benefits, labor insurance, labour protection, labour discipline and other matters shall be handled according to the Regulations of the People's Republic of China on Labour Management in Joint Ventures Using Chinese and Foreign Investment and its implementation rules.

The required staff and workers to be recruited by the joint venture company will be recommended by the local labour department or the joint venture will employ those who are qualified with the consent of the labour department.

The joint venture company has the right to take disciplinary actions, record a demerit and reduce salary against those staff members and workers who violate the rules and regulations of the joint venture company and labour discipline. Those with serious cases may be dismissed. Discharging of workers shall be filed with the labour and personnel department in the locality.

The salary treatment of the staff and workers shall be increased correspondingly with the development of production and the raising of the ability and technology of the staff and workers.

Matters concerning the welfare funds, bonuses, labour protection and labour insurance, etc. shall be stipulated respectively in various rules by the joint venture company to ensure that the staff and workers go in for production and work under normal conditions.

X. Duration, Termination and liquidation

An application for the extension of duration shall, proposed by parties and approved at the board meeting, be submitted to the original the joint venture. Only upon its approval may the duration be extended, and the joint venture company shall go through registration formalities for the alteration at the original registration office.

The joint venture may be terminated before its expiration in case the parties to the joint venture agree unanimously that the termination of the joint venture is for the best interests of the parties.

To terminate the joint venture before the term expires shall be decided by the board of directors through a plenary meeting, and it shall be submitted to the original examination and approval authority for approval.

Upon the expiration or termination of the joint venture before its term ends, the board of directors shall work out procedures and principles for the liquidation, nominate candidates for the liquidation committee, and set up the liquidation committee for liquidating the joint venture company's assets.

The tasks of the liquidation committee are: to conduct through check of the property of the joint venture company its claim and indebtedness; to work out the statement of assets and liabilities and list of property; to formulate a liquidation plan. All these shall be carried out upon the approval of the board of directors.

During the process of liquidation, the liquidation committee shall represent the company to sue and be sued.

The liquidation expenses and remuneration to the members of the liquidation committee shall be paid in priority from the existing assets of the joint venture company.

The remaining property after the clearance of debts of the joint venture company shall be distributed between the parties to the joint venture according to the proportion of each party's investment in the registered capital.

On completion of the liquidation, the joint venture company shall submit a liquidation report to the original examination and approval authority, go through the formalities for nullifying its registration in the original registration office and hand in its business license, and at the same time, make and announcement to the public.

XI. Supplementary Articles

The amendments to the Articles of Association shall be unanimously agreed on and decided by the board of directors and submitted to the original examination and approval authority for approval.

The Articles of Association is written in Chinese and English. Both languages shall be equally authentic. In the event of any discrepancy between the two above-mentioned versions, the Chinese version shall prevail.

The Articles of Association shall come into effect upon the approval by the Ministry of Foreign Economic Relations and Trade of the People'' Republic of China (or its entrusted examination and approval authority).

The Articles of Association is signed in _______________ of China by the authorized representatives of both parties on _______________, ________.

For representative of Shanghai Information Tower Enterprise Development Ltd
(Signature)

For representative of Shanghai Municipal Information Office Technology Center
(Signature)

For representative of Merendon International, Inc.
(Signature)

Date: August 23, 2000